UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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GameTech International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAMETECH INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
September 22, 2004

To Our Stockholders:

     The 2004 Annual Meeting of Stockholders of GameTech International, Inc., a Delaware corporation, will be held at 900 Sandhill Road, Reno, Nevada, on Wednesday, September 22, 2004, at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2004.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     We have fixed the close of business on August 2, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     We cordially invite you to attend the meeting. Please read the attached proxy statement for a discussion of the matters to be voted on at the meeting.

Sincerely,

Andrejs K. Bunkse
Secretary

Reno, Nevada
August 2, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     This proxy statement is being furnished to stockholders of GameTech International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our 2004 Annual Meeting of Stockholders to be held on Wednesday, September 22, 2004, at 9:00 a.m., local time, and any adjournment or postponement thereof. A copy of the Notice of the Meeting accompanies this Proxy Statement.

     These proxy materials are being mailed on or about August 23, 2004 to all stockholders entitled to vote at the meeting.

Voting Securities And Voting Rights

     Only stockholders of record at the close of business on August 2, 2004, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 11,797,014 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of our common stock held of record on the record date.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting is required for the election of directors and the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2004.

     Votes cast in person or by proxy at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of nominees set forth in this proxy statement, and (ii) “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2004.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

     We will pay the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

     Our 2003 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2003, as filed with the SEC. We will also furnish any exhibits listed in the annual report on Form 10-K upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our corporate offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.

     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

     We recommend a vote “for” the nominees named herein.

     The following table sets forth certain information regarding our directors.

Name	Age	Position
Richard T. Fedor.	58	Chairman of the Board
Clarence H. Thiesen.	72	Chief Executive Officer/ Director
Vern D. Blanchard (1)(2)(3).	49	Director
Donald K. Whitaker (1)(2)(3)	61	Director
John B. Furman (1)(2)(3).	60	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominations Committee

     Richard T. Fedor, a co-founder of our company, has served as our Chairman of the Board since December 2003 and as a director since June 1994. Mr. Fedor served as our Vice-Chairman from October 2000 until December 2003. Mr. Fedor served as our interim Chief Executive Officer from August 1999 until October 2000 and as our Chief Executive Officer from June 1994 until March 1998. Mr. Fedor also served as our President from June 1994 until August 1, 1997. From 1991 to 1994, Mr. Fedor’s occupation was that of a private investor. From 1987 to 1991, Mr. Fedor was President of ZYGO Corporation, a manufacturer of high-performance, laser-based electro-optical measuring instruments. From 1985 to 1987, Mr. Fedor held the position of Operations Vice President at International Game Technology. Mr. Fedor has also held various senior management positions at Hewlett Packard and GTE.

     Clarence H. Thiesen, a co-founder of our company, has served as our Chief Executive Officer since September 2001, as our interim Chief Financial Officer from June 26, 2004 until August 2, 2004, and as a member of our Board of Directors since June 1994. Mr. Thiesen served as Chief Financial Officer from June 1994 until March 1998. Mr. Thiesen was a financial consultant from 1992 to 1994. From 1988 to 1992, Mr. Thiesen was Vice President, Finance of ZYGO Corporation, where he focused on sourcing in the Far East and assisted in restructuring the company. From 1986 to 1988, Mr. Thiesen was the President of Keno Computer Systems. From 1981 to 1986, Mr. Thiesen was the Vice President of Finance at International Game Technology, where he specialized in acquisitions, the installation of new accounting, budgeting and forecasting systems, and financial public relations. Mr. Thiesen is a graduate of Claremont McKenna College and received an MBA from the University of California-Berkeley.

     Vern D. Blanchard, a co-founder of our company, has served as a member of our Board of Directors since November 2001, and is Chairman of our Nominations Committee as well as a member of our Audit, and Compensation Committees. Mr. Blanchard held the position of Director of Engineering of our company from 1994 until his retirement in June 2001. Mr. Blanchard has over 12 years experience in the bingo industry. He was the inventor of our initial portable and fixed-base bingo systems. Mr. Blanchard has spoken before the United States Patent and Trademark Office concerning software patents and other intellectual property issues. Mr. Blanchard started his business career in real estate, and at 21, became one of the youngest real estate brokers in California to be honored as one of the 100 charter members of the Academy of Real Estate.

     Donald K. Whitaker has served as a member of our Board of Directors since March 2004 and is Chairman of our Audit Committee as well as a member of our Compensation and Nominations Committees. Mr. Whitaker is the founder and has served as the Chief Executive Officer of Ceronix, Inc., a leading manufacturer of custom designed color video monitors for the gaming industry, since 1984. From June 1973 to October 1979, Mr. Whitaker served as Production Manager and Vice President of Operations for Kevex Corporation. Ceronix has achieved many awards since being founded in 1985, including Business of the Year by the Auburn Area Chamber of Commerce, several Vanguard Awards presented by Comstock’s magazine, and has been recognized as one of the “Fastest Growing Companies” by the Sacramento Business Journal.

     John B. Furman has served as a member of our Board of Directors since May 2003 and is Chairman of our Compensation Committee as well as a member of our Nominations and Audit Committees. Mr. Furman has been, since February 2000, a consultant to public and private companies, where he has primarily been involved in product commercialization, business transactions, and financial restructurings. Mr. Furman is a director, Chairman of the Compensation Committee and member of the Audit Committee of MarineMax, Inc., a publicly traded company that is the nation’s largest boat dealer; a director, and member of the Audit Committee of Smith and Wesson Holding Corp., a manufacturer of firearms and related accessories; and, a director of Plan Express, Inc., a privately held provider of Web enabled reprographic and distribution services to the design and construction industry. Mr. Furman served as President and Chief Executive Officer and a director of Rural/Metro Corporation, a publicly held provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the Phoenix-based law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977.

Information Relating to Corporate Governance and the Board of Directors

     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Blanchard, Whitaker, and Furman are independent directors, as “independence” is defined by NASDAQ, because they have no relationship with us that would interfere with their exercise of independent judgment. All three independent members serve on our Audit Committee. Mr. Thiesen and Mr. Fedor are employee directors.

     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations Committee. Each committee consists entirely of independent directors.

     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.gametech-inc.com, the charters of our Audit, Compensation, and Nominations Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. In addition, the charter of the Audit Committee is attached as Appendix A to this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our corporate offices set forth in this proxy statement.

     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations Committee.

     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of GameTech International, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

     The Audit Committee

     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

     Pursuant to new NASDAQ rules, our Audit Committee must be comprised of three members, each of whom must be an independent director of our company. During December 2003 and January 2004, the three former members of our Audit Committee, Messrs. Hayes, Lane, and Scharer, resigned from our Board of Directors. Currently, our Board of Directors has appointed Messrs. Whitaker, Furman, and Blanchard as members of the Audit Committee, each of whom is an independent director of our company under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

     The Board of Directors has determined that Mr. Furman (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Whitaker serves as the Chairman of the Audit Committee. During fiscal 2003, the Audit Committee held five meetings.

     The Compensation Committee

     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Blanchard, Whitaker, and Furman, with Mr. Furman serving as Chairman. During fiscal 2003, the Compensation Committee held one meeting.

     The Nominations Committee

     The purposes of the Nominations Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations Committee currently consists of Messrs. Whitaker, Furman, and Blanchard with Mr. Blanchard serving as Chairman.

     The Nominations Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations Committee are independent, as that term is defined by NASDAQ. During fiscal 2003, the Nominations Committee did not meet.

Board and Committee Meetings

     Our Board of Directors held 16 meetings during the fiscal year ended October 31, 2003. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our Board of Directors attended the 2003 annual meeting of stockholders.

Compensation of Directors

     Directors who are full-time employees of our company receive no additional compensation for serving as directors. Non-employee directors receive a quarterly director’s fee of $4,000 and reimbursement of expenses per board or committee meeting attended. Our Chairman, in recognition for the time and effort committed to our company, receives a monthly fee of $8,000. Our Chairman receives no additional compensation for attending board or committee meetings. Each of our other outside directors receive $1,000 per board meeting attended. The Chairmen of our Audit Committee and Compliance Committee each receive a fee of $1,500 per committee meeting attended. Our Compliance Committee, which is comprised of one director and several non-director members, is responsible for ensuring compliance with applicable gaming regulations and advising the board of any gaming law compliance problems. None of our other directors receive compensation for attending committee meetings. In addition, under our Incentive Stock Option Plan, each outside director receives a grant of 10,000 shares upon joining the Board of Directors and an annual grant of options to purchase 10,000 shares of common stock. The exercise price of the options is the fair market value of common stock on the date of grant, and each option has a term of ten years and becomes exercisable immediately upon grant.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended October 31, 2001, 2002, and 2003 by our Chief Executive Officer and our most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2003.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
	Annual Compensation				Awards Securities
	Fiscal				Underlying	All Other
	Year	Salary (1)		Bonus	Options (1)(2)	Compensation (3)
Clarence H. Thiesen Chief Executive Officer	2003	$200,000		$—	10,000	$221
and Interim Chief Financial	2002	$200,000		$45,000	10,000	$2,003
Officer & Treasurer	2001	$13,333	(4)	—	5,000 (5)	—
John P. Hewitt Chief Financial Officer and	2003	$145,833		—	10,000	$221
Treasurer	2002	$9,603	(6)	—	10,000	$29
Andrejs K. Bunkse Vice President &	2003	$160,000		—	10,000	$12,221
General Counsel/	2002	$155,324		$30,000	—	$13,476
Corporate Secretary	2001	$129,125		—	15,000	$6,000

(1)	The officers listed also received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the respective officer.

(2)	The exercise prices of all options granted were equal to the fair market value of our common stock on the date of grant.

(3)	Amounts include car allowances and profit sharing compensation for the respective officers.

(4)	Mr. Thiesen became our Chief Executive Officer effective September 29, 2001. The table above reflects compensation for one month in fiscal 2001 at an annual rate of $200,000.

(5)	Mr. Thiesen received these options in his capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer.

(6)	Mr. Hewitt became our Chief Financial Officer effective October 7, 2002. Mr. Hewitt retired on June 26, 2004. The table above reflects compensation for one month in fiscal 2002 at an annual rate of $140,000

Option Grants

     The following table sets forth certain information with respect to stock options granted to the officers listed during fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realized
		Percent of			Value at Assumed
		Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to			Appreciation for
	Underlying Options	Employees in Fiscal	Exercise	Expiration	Option Term (1)
Name	Granted	Year	Price	Date	5%	10%
Clarence H. Thiesen	10,000 (2)	4.6%	$3.98	12-17-12	$25,030	$63,431
John P. Hewitt	10,000 (2)	4.6%	$3.10	01-22-13	$19,496	$49,406
Andrejs K. Bunkse	10,000 (2)	4.6%	$3.98	12-17-12	$25,030	$63,431

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	The options vest and become exercisable quarterly over a four-year period.

Year-End Option Values

     The following table sets forth certain information with respect to options held by each listed officer as of October 31, 2003. None of these officers exercised options during fiscal 2003.

FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying			Value of Unexercised
	Unexercised Options			In-the-Money Options
	at Fiscal Year-End			at Fiscal Year-End (1)
	Exercisable		Unexercisable	Exercisable	Unexercisable
Clarence H. Thiesen	10,500	(2)	17,500	$1,110	$—
Andrejs K. Bunkse	40,000		20,000	6,200	—
John P. Hewitt	2,500		17,500	—	4,000

(1)	Calculated based upon the closing price of our common stock as reported on the NASDAQ National Market on October 31, 2003 of $3.50 per share multiplied by the number of shares held, less the aggregate exercise price for such shares. The exercise prices of certain options held by our executive officers on October 31, 2003 were greater than $3.50 per share.

(2)	Mr. Thiesen received a portion of these options in his capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer.

1997 Incentive Stock Plan

     We have adopted the 1997 Incentive Stock Plan, or the 1997 Plan, which authorizes the grant of options to purchase up to 4,000,000 shares of our common stock. As of July 20, 2004, 1,690,275 shares of common stock have been issued upon exercise of options granted under the 1997 Plan, and there were outstanding options to acquire 748,200 shares of common stock under the 1997 Plan. As of that date, an additional 1,561,525 shares of common stock were available for grant under the 1997 Plan. The 1997 Plan provides for the grant of incentive stock options or non-qualified stock options.

     Directors, officers, employees, and consultants of our company, as selected from time to time by our Board of Directors or the committee administering the 1997 Plan, will be eligible to participate in the 1997 Plan. The 1997 Plan may be administered by different bodies with respect to directors, officers who are not directors, and employees who are neither directors nor officers of our company. Subject to certain limitations, the Plan administrator has complete discretion to determine which individuals are eligible to receive awards under the 1997 Plan, the form and vesting schedule of awards, the number of shares subject to each award, and the exercise price, the manner of payment and expiration date applicable to each award. Options that expire or become unexercisable for any reason without being exercised in full will become available for future grant under the 1997 Plan. Under the terms of the 1997 Plan, all options will expire

•	on the date that is the earliest of 30 days after the holder’s termination of employment with our company;

•	one year after the holder’s death; or

•	10 years after the date of grant.

     The exercise price per share of an incentive stock option will be determined by the Plan administrator at the time of grant, but in no event may be less than the fair market value of our common stock on the date of grant. Notwithstanding the foregoing, if an incentive stock option is granted to a participant who owns more than 10% of the voting power of all classes of stock of our company, the exercise price will be at least 110% of the fair market value of our common stock on the date of grant and the exercise period will not exceed five years from the date of grant. The Plan administrator in its sole discretion will determine the exercise price per share of non-qualified stock options.

     The 1997 Plan contains provisions that will proportionately adjust the number of shares of common stock underlying each outstanding option, the exercise price per share of such options, and the number of shares of common stock authorized for issuance under the 1997 Plan but as to which no options have yet been granted in the event of any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination, or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by our company.

     In the event of a proposed dissolution or liquidation of our company, each option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our Board of Directors. Our Board of Directors may, in the exercise of its sole discretion in such instances, declare that any option will terminate as of a date fixed by the Board of Directors, and give each optionee the right to exercise outstanding options as to all or any part of the options, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of our company, or the merger of our company with or into another corporation, each option may be assumed or an equivalent option may be substituted by the successor corporation, or if such successor corporation does not assume the option or substitute an equivalent option, our Board of Directors may, in lieu of such assumption or substitute, provide the optionee the right to exercise the option as to all of the shares underlying the option, including shares as to which the option would not otherwise be exercisable. If our Board of Directors makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

     Our Board of Directors may amend or terminate the 1997 Plan from time to time in such respects as the Board deems advisable. We will obtain stockholder approval of any amendment to the 1997 Plan to the extent necessary and desirable to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and with Section 422 of the Internal Revenue Code, or with applicable NASDAQ rules. Any such amendment or termination of the 1997 Plan will not affect options already granted and such options will remain in full force and effect as if the 1997 Plan had not been amended or terminated, unless mutually agreed between the optionee and the Board of Directors.

Restricted Stock Plan

     On October 4, 2001, we adopted the 2001 Restricted Stock Plan, or the 2001 Plan. Under the 2001 Plan, we authorize the granting of restricted stock to consultants, independent contractors, and employees who are not officers or directors. We have reserved 50,000 shares of common stock for grant under the 2001 Plan, and issued 18,500 shares and 400 shares on October 4, 2001 and June 30, 2002, respectively. Based on the market price of our stock at that date, compensation expense of $50,000 and $1,000 was recorded on October 4, 2001 and June 30, 2002, respectively.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that has been authorized for issuance under all of our equity compensation plans as of October 31, 2003.

	(a)		(c)
	Number of		Number of Securities
	Securities to be	(b)	Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	698,575	$3.80	1,670,725
Equity Compensation Plans Not Approved by Stockholders	—	$—	31,100

Total	698,575		1,701,825

Employment Contracts and Severance Agreements

     We do not have a written employment, severance, or change of control agreement with Clarence H. Thiesen.

     John P. Hewitt entered into an employment letter agreement with us on October 2, 2002 to serve as our Chief Financial Officer and Treasurer. In the event of a change of control, the 10,000 stock options that Mr. Hewitt was granted at the time of his hire will immediately vest. Mr. Hewitt retired on June, 26, 2004.

     Andrejs K. Bunkse entered into an employment agreement with us on October 1, 1997 to serve as our General Counsel and Corporate Secretary. The employment agreement provides for a base salary that may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Bunkse’s current base salary is $170,000 per year. Mr. Bunkse may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Bunkse’s employment agreement is for a term of two years, and will automatically renew unless otherwise terminated. If Mr. Bunkse’s employment is constructively terminated or terminated by us without cause, or if he elects to terminate his employment within 12 months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any stock options. If Mr. Bunkse’s employment is terminated due to our decision not to renew the term of Mr. Bunkse’s employment agreement, he is entitled to receive an amount equal to one year of his base salary and immediate vesting of any stock options. In the event of a change of control, the term of Mr. Bunkse’s agreement will automatically extend for two years following the effective date of the change of control. Mr. Bunkse’s employment is terminable by us for cause. The agreement provides that Mr. Bunkse may not compete with us during the term of his employment and for a period of two years after his retirement or other termination of his employment. The agreement also provides that Mr. Bunkse is entitled to participate in any long-term incentive plan that we provide to our executives.

Indemnification of Directors, Officers, Employees, and Agents

     We have adopted provisions in our bylaws that require us to indemnify our directors, officers, employees, and agents against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2003, we paid our former Chairman $8,000 per month in recognition for the time and effort committed to our company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company.

     The Compensation Committee of the Board of Directors convenes on at least an annual basis to discuss the productivity of each executive officer. If we have met the growth and profit objectives the Board has set for the period of review and the executive has been successful in meeting his Board-outlined objectives, the Compensation Committee will award such executive with an appropriate bonus commensurate with his performance and value to our company. The Committee consists of three non-employee directors, all of whom are “independent”, as that term is defined by NASDAQ and SEC rules.

Philosophy

     The Committee’s intent is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals essential to our long-term success and growth in stockholder value. Our executive compensation packages typically consist of (1) base salary; (2) bonus; (3) stock options under our 1997 Incentive Stock Option Plan; and (4) any other perquisites that may be comparable to other companies and that the Committee deems appropriate.

Compensation Program

     Base Compensation

     The Committee’s approach is to offer executives salaries competitive with those of other executives in the industry in which we operate. To that end, the Committee evaluates the competitiveness of base salary levels based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual executive.

     Bonuses

     In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer review each individual executive’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within our company. In addition, for all executives, the Committee reviews our actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for executives other than the Chief Executive Officer and sales and marketing personnel. There were no bonuses awarded during fiscal 2003.

     Stock Options

     From time to time, we grant stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of our common stock. Grants of stock options are designed to align the executive’s interest with that of our stockholders. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.

Compensation of the Chief Executive Officer

     In determining Mr. Thiesen’s compensation, the Committee considered his performance during the fiscal year. The Committee has set Mr. Thiesen’s salary at an annual rate of $200,000.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that the compensation arrangements with our executive officers will not exceed the limits on deductibility during the current fiscal year.

     This report has been furnished by the members of the Compensation Committee of the Board of Directors of GameTech International, Inc.

Dated: August 2, 2004

John B. Furman, Chairman
Vern D. Blanchard
Donald K. Whitaker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Between November 2002 and August 2003, our Compensation Committee consisted of Messrs. Lane, Hayes, Scharer, Fedor, and Blanchard. Between August 2003 and October 2003, our Compensation Committee consisted of Messrs. Fedor, Blanchard, Hayes, Furman, and Scharer. Mr. Fedor is a co-founder of our company, has served as our Chairman since December 2003, and served as our Chief Executive Officer from June 1994 until March 1998. On August 1, 1999, Mr. Fedor returned as interim Chief Executive Officer and served as such until October 2000. Mr. Fedor also served as President from June 1994 until August 1, 1997. Mr. Blanchard is a co-founder of our company and served as our Director of Engineering from June 1994 until his retirement in June 2001. During fiscal 2003, we paid Mr. Lane, our former Chairman, $8,000 per month in recognition for the time and effort committed to our company.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECTION 16(a)

     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based on our review of such forms received by us during the fiscal year ended October 31, 2003 and written representation that no other reports were required, we believe that each person that at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for the following: Messrs. Scharer, Lane, and Hayes, former directors of our company, each filed one late report on Form 4 covering one transaction related to the grant of options; Messrs. Thiesen, Bunkse, and Hewitt each filed two late reports on Form 4 each covering one transaction related to the grant of options; Mr. Blanchard filed one late report on Form 4 covering one transaction related to the grant of options; and Mr. Fedor filed two late reports on Form 4 covering two transactions related to the grant of options.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding beneficial ownership of our common stock as of August 2, 2004 for (i) each director and each executive officer listed in the Summary Compensation Table under “Executive Compensation,” (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Number of Shares
Name of Beneficial Owner (1)	Beneficially Owned (2)(3)		Percent
Directors and Executive Officers:
Richard T. Fedor	3,010,836	(4)	25.47%
Clarence H. Thiesen	450,500	(5)	3.81%
Vern D. Blanchard	1,069,355	(6)	9.04%
John B. Furman	20,000	(7)	*
Donald K. Whitaker	10,000	(8)	*
John P. Hewitt	—		—
Andrejs K. Bunkse	48,750	(9)	*
Cornelius T. Klerk	18,750	(10)	*
All directors and executive officers as group.	4,628,191		38.69%
5% Stockholders:
Gerald R. Novotny	1,030,778	(11)	8.74%
Delta Partners, LLC	988,375	(12)	8.38%
Keane Capital Management, Inc.	612,280	(13)	5.19%

*	Less than 1%

(1)	Except as otherwise indicated, all persons listed can be reached at our company offices at 900 Sandhill Road, Reno, Nevada 89521.

(2)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	The percentages shown are calculated based upon 11,797,014 shares of our common stock outstanding on August 2, 2004. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of August 2, 2004. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(4)	Includes (i) 24,000 shares of common stock issuable upon the exercise of stock options and (ii) 1,021,225 shares owned of record by Mr. Fedor’s wife and minor children, of which Mr. Fedor disclaims beneficial ownership of 900 shares of common stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 1,020,325 shares held by their minor children.

(5)	Includes (i) 15,500 shares of common stock issuable upon the exercise of stock options, and (ii) 110,000 shares owned of record by Mr. Thiesen’s wife, of which Mr. Thiesen disclaims beneficial ownership.

(6)	Includes (i) 28,000 shares of common stock issuable upon the exercise of stock options held by Mr. Blanchard, (ii) 1,035,875 shares of our stock held by the CJB Family Trust, and (iii) 5,480 shares of our stock held by Mr. Blanchard. Mr. Blanchard is the sole trustee of the CJB Family Trust and has sole voting power and dispositive power with respect to the common stock held by the trust.

(7)	Represents 20,000 shares of common stock issuable upon the exercise of stock options.

(8)	Represents 10,000 shares of common stock issuable upon the exercise of stock options.

(9)	Represents 48,750 shares of common stock issuable upon the exercise of stock options.

(10)	Represents 18,750 shares of common stock issuable upon the exercise of stock options.

(11)	Represents 1,030,778 shares of common stock beneficially owned by Mr. Novotny. Mr. Novotny has sole voting and dispositive power over all such shares. The address of Mr. Novotny is 295 Highway 50, Suite 2, Stateline, Nevada 89449.

(12)	Represents 988,375 shares of common stock beneficially owned by various entities under common control of Delta Partners, LLC. Delta Partners, LLC has shared voting and dispositive power over all such shares. The address of Delta Partners, LLC is One Financial Center, Suite 1600, Boston, Massachusetts 02116.

(13)	Represents 612,280 shares of common stock beneficially owned by various entities under common control of Keane Capital Management, Inc. Keane Capital has sole voting and dispositive power over all such shares. The address of Keane Capital Management, Inc. is 3420 Toringdon Way, Suite 350, Charlotte, North Carolina 28277.

PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for (a) our common stock, (b) the gaming activities industry average, and (c) the NASDAQ Composite Index. The graph assumes an investment of $100 in our common stock as of October 31, 1998 and an investment in each of the NASDAQ Composite Index and the gaming activities industry average of $100 on October 31, 1998. The graph covers the period from November 1, 1998 through October 31, 2003.

     The calculation of cumulative stockholder return for the NASDAQ Composite Index and the gaming activities index includes reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. Our first dividends were declared and paid during fiscal 2004. The performance shown is not necessarily indicative of future performance.

	Oct-98	Oct-99	Oct-00	Oct-01	Oct-02	Oct-03
GameTech International, Inc.	$22	$33	$36	$35	$32	$32
Gaming Activities Industries Average	$81	$80	$117	$134	$164	$209
Nasdaq Composite	$111	$187	$212	$106	$84	$122

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Committee is “independent” of our company and management, as independence is defined in the applicable rules of NASDAQ and the SEC.

     Pursuant to new NASDAQ rules, our Audit Committee must be comprised of three members, each of whom must be an independent director of our company under NASDAQ rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. During December 2003, January and March 2004, the three former members of our Audit Committee, Messrs. Hayes, Lane, and Scharer, resigned from our Board of Directors. Currently, our Board of Directors has appointed Messrs. Whitaker, Furman, and Blanchard as members of the Audit Committee, each of whom is an independent director of our company under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

     The purpose of the Audit Committee is to assist with the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

     The Committee discussed with our independent auditor the overall scope and plans for its audits. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held five meetings during fiscal 2003.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2003 for filing with the SEC.

     Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC, and new rules of NASDAQ. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

     The report has been furnished by the Audit Committee of our Board of Directors.

Dated: August 2, 2004

Donald K. Whitaker, Chairman
John B. Furman
Vern D. Blanchard

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Our Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending October 31, 2004 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to our company by our principal accounting firm, Ernst & Young LLP, for the fiscal years ended October 31, 2002 and 2003 are as follows:

Audit Fees

     Fees for audit services totaled approximately $335,000 and $296,000 for the fiscal years ended October 31, 2003 and 2002, respectively, including fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

Audit-Related Fees

     Fees for audit-related services totaled approximately $31,000 and $9,000 for the fiscal years ended October 31, 2003 and 2002, respectively. Audit-related services principally included assistance in documenting internal control policies and procedures over financial reporting and due diligence in connection with proposed or consummated business combinations.

Tax Fees

     Fees for tax services, including tax compliance and consultation, amounted to approximately $50,000 and $64,000 for the fiscal years ended October 31, 2003 and 2002, respectively.

All Other Fees

     Our independent auditor did not bill us for any other services for the fiscal years ended October 31, 2003 and 2002.

Audit Committee Pre-Approval Policies

     The duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

     All of the services provided by Ernst & Young LLP described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were pre-approved by our Audit Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder that wishes to present any proposal for stockholder action at the next annual meeting of stockholders to be held in 2005 must notify us at our principal offices no later than July 24, 2005 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders.

     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (i) we receive notice of the proposed matter no earlier than April 25, 2005 and no later than May 25, 2005 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: August 2, 2004

APPENDIX A

GAMETECH INTERNATIONAL, INC. (the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

     The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

     (a) The integrity of the Company’s financial statements.

     (b) The Company’s compliance with legal and regulatory requirements.

     (c) The independent auditor’s qualifications and independence.

     (d) The performance of the Company’s internal audit function, if any, and independent auditor.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:

•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

     No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

     All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

    As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee, the independent auditor, or the internal auditor, if any, believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall be given full access to the Company’s internal auditor, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.

7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulations S-X.

(d)	Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

12.	In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

23.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

Reports

24.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable roles and regulations of the SEC.

25.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable roles and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

GAMETECH INTERNATIONAL, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GAMETECH INTERNATIONAL, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated August 2, 2004, and hereby appoints Clarence H. Thiesen and Andrejs K. Bunkse, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company, to be held on Wednesday, September 22, 2004, at 9:00 a.m., local time, at the Company’s corporate headquarters at 900 Sandhill Road, Reno, Nevada, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof(or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

     (Continued and to be signed and dated on the other side.)

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐     Votes must be indicated (x) in Black or Blue ink.

1.     ELECTION OF DIRECTORS:  FOR all nominees ☐     WITHHOLD AUTHORITY to vote ☐   * EXCEPTIONS  ☐

listed below.	for all nominees listed below.

Nominees: Richard T. Fedor, Clarence H. Thiesen, Vern D. Blanchard, Donald K. Whitaker, and John B. Furman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2004.

FOR     ☐          AGAINST     ☐          ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment thereof.

To make comments, mark here.  ☐

To change your address, please mark this
box.  ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date Share Owner sign here Co-Owner sign here